UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Resignation of Director; Withdrawal of Director Nominee

In connection with the Definitive Proxy Statement furnished by White Mountains Insurance Group, Ltd. (“White Mountains” or the “Company”) for its Annual General Meeting of Members to be held on May 26, 2010, Bruce R. Berkowitz informed the Board of Directors of the Company on April 26, 2010 of his decision to resign as a Director of the Company effective as of April 27, 2010 and to withdraw as a nominee for Director at the upcoming Annual General Meeting of Members.

At this time, the Board of Directors is not nominating a replacement Director; the Board will go forward with eleven members. Other than Mr. Berkowitz, the nominees named in White Mountains’ Definitive Proxy Statement dated March 29, 2010 (the “Proxy”) will stand for election at the 2010 Annual General Meeting of Members. Notwithstanding Mr. Berkowitz’s resignation and withdrawal, the form of proxy card included in the original distribution of the Proxy remains valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the three remaining nominees, as named in the Proxy.

May 5, 2010